Exhibit 10.20

                                                                  EXECUTION COPY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            This Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") is made, executed and delivered as of October 2, 2006 by and among each of TUG Logistics, Inc., Glare Logistics Inc., and TUG Logistics (Miami), Inc. (collectively, the "Assignors) and Dolphin US Logistics, Inc. (tbr: TUG USA, Inc.) (the "Assignee"). All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

                                   WITNESSETH:

            WHEREAS, the parties hereto have entered into that certain Asset/Stock Purchase Agreement dated as of October 2, 2006 (the "Purchase Agreement"); and

            WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignors wish to assign all of their rights, title and interest in, to and under (i) the "Contracts" as defined in the Purchase Agreement (the "Contracts") and (ii) the "Leases" as defined in the Purchase Agreement (the "Leases" and together with the Contracts, the "Assumed Agreements").

            NOW, THEREFORE, in consideration of the foregoing premises, the consideration set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            Each of the Assignors hereby assigns, transfers and conveys to the Assignee all of such Assignor's right, title and interest in, to and under the Assumed Agreements.

            1. The Assignee hereby assumes all of each of the Assignors' right, title and interest in, to and under the Assumed Agreements, and hereby agrees to perform and discharge, as the same shall become due, all duties and obligations of each of the Assignors under the Assumed Agreements, but only such duties and obligations which arise during and are attributable to the period on and after the date hereof.

            2. The Assignors shall authorize and direct each customer/retailer/vendor, as applicable (a "Customer"), under the Contracts to make payment of all invoices and other moneys due or arising under the Contracts directly to accounts maintained and/or acquired from the Assignors by the Assignee (or any account designated by the Assignee as a successor or replacement bank account) and the Assignors will write letters to each Customer of the Assignors or to such agents or representatives of the Assignors in whose hands or control exists any moneys hereby assigned, as may be required by the Assignee, informing each such person of this Assignment and instructing such persons to remit promptly to the Assignee all moneys hereby assigned.

            3. The Assignors further covenant that they shall cause each Customer, as required by the applicable Assumed Agreement, to execute a consent (a "Consent") substantially in the form of EXHIBIT A hereto, upon execution and delivery of this Assignment for each Customer listed in SCHEDULE 1 hereto.

            4. To the extent that the Assignors are unable to obtain any necessary

                                                                  EXECUTION COPY

consents of third parties to the consummation of the transactions contemplated hereby under the Assumed Agreements, each of the Assignors covenants and agrees to use its or his best efforts to obtain such consents subsequent to the date hereof. To the extent that the assignment or the agreement to assign to the Assignee any Assumed Agreements hereunder would constitute a breach of such Assumed Agreement, this Assignment and Assumption Agreement shall not constitute any such assignment or agreement to assign unless and until a Consent to such assignment or a waiver of the requirement to obtain such Consent is obtained; provided, however, that, prior to the receipt of such Consent, each of the Assignors covenants and agrees (i) not to assign such Assumed Agreement to any party other than the Assignee or the Assignee's designee, (ii) to use its best efforts keep such Assumed Agreement in full force and effect, except as otherwise directed by the Assignee, (iii) to operate under such Assumed Agreement only under the direction of the Assignee, (iv) to remit or otherwise provide to the Assignee all revenues, if any, and other benefits derived from such Assumed Agreement and (v) in the event that such Consent cannot be obtained, to cooperate with the Assignee and the other party to such Assumed Agreement to enable the Assignee to enter into a contract directly with such other party.

            5. The Assignors hereby agree on demand to make, execute, acknowledge and deliver any and all further documents, if any, reasonably required to evidence or in any manner perfect the transfer of the Assumed Agreements, or any right, title, interest or duty thereunder, to the Assignee.

            6. This Assignment and Assumption Agreement and each Consent may be executed by the Assignor, the Assignee and Customers on separate counterparts without in any way adversely affecting the validity of said consent on this Assignment.

            7. This Assignment and Assumption Agreement shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing signed by Each of the Assignors and the Assignee.

            This Assignment and Assumption and Agreement is executed pursuant to the Purchase Agreement, and is therefore subject to, and is entitled to the benefits of, the representations, warranties, covenants, terms and provisions set forth in the Purchase Agreement.

                                     ******

                                                                  EXECUTION COPY

            IN WITNESS WHEREOF, each of the Assignors and the Assignee have caused this Assignment and Assumption Agreement to be executed in its name by a duly authorized representative as of the date first above written.

ASSIGNORS:

TUG LOGISTICS, INC.

By:_______________________________
   Name:
   Title:


GLARE LOGISTICS INC.                          TUG LOGISTICS (MIAMI), INC.

By:_______________________________            By:_______________________________
   Name:                                         Name:
   Title:                                        Title:


ASSIGNEE:
DOLPHIN US LOGISTICS INC.

By:_______________________________
   Name:
   Title:

                                                                  EXECUTION COPY

                                                                       EXHIBIT A

                                 FORM OF CONSENT

________, 2006

[Company Name
 Attn: [      ]
[Address]

                        Re:  Consent to Assignment of the [    ] Agreement dated
                             [    ] (the "Agreement") between [TUG Entity Name]
                             (the "Company") and [Company Name] ("[Company]" or "you")

Dear [       ]:

The Company is selling and transferring to an unaffiliated third-party, Dolphin US Logistics, Inc. ("Dolphin"), substantially all of its assets and rights (the "Sale"). On [ ], the Company signed the Agreement with you. Pursuant to section [ ] of the Agreement, your consent may be required to assign the Agreement to Dolphin.

The purpose of this letter is to request your consent to the assignment by the Company of all its right, title and interest in and under the Agreement to Dolphin. The assignment will be effective as of the closing date of the Sale which we currently expect to occur on or about September ___, 2006 (the "Effective Date"). Dolphin, as of the Effective Date, will pay, discharge and perform all of the obligation and liabilities of the Company under the Agreement. Notice of the occurrence of the Effective Date will be delivered to you promptly thereafter.

The Company respectfully requests that you signify your approval of such assignment by executing a copy of this letter. Please fax the executed copy to my attention at (212) 209-4801 and also mail the original copy of this letter to:

                        Brown Rudnick Berlack Israels LLP
                        7 Times Square
                        New York, NY 10036
                        Attn: Raymer W. McQuiston

                                                                  EXECUTION COPY

      If you have any questions, please call me at (212-209-4819). Thank you for your cooperation.

                                                     Very truly yours,


                                                     Raymer W. McQuiston

Accepted and Agreed to:

[Company Name]

By:___________________________
   Name:
   Date:

                                                                  EXECUTION COPY

                                                                      SCHEDULE I

                                LIST OF CUSTOMERS


REAL PROPERTY LEASES

1. Bonanza Bay, LLC: Real Property Lease for 17979 Arenth Ave, City of Industry, Los Angeles, CA.

2. Landlord: Keegan Center LLC: Real Property Lease for 16905 South Keegan Ave., Carson, Los Angeles, CA 90746.

3. WTDC: Real Property Lease for 2801 NW 74th Ave., Office No. 173, Miami, FL 33122.

4. Business Suites Uptown: Office Lease for Office Suite, Houston, TX; 1330 Post Oak Blvd.

5. Regis: Office Lease for Regis Business Center office space, Georgia, Atlanta-Winward, Location: 13010 Morris Road, 6th Floor, Alpharetta, GA 30004, Office Nos. 680, 681 and 683.

6. Bonanza Bay, LLC: Real Property Lease for 17979 Arenth Ave, City of Industry, Los Angeles, CA.

SERVICE/TRANSPORTATION CONTRACTS

1. United Arab Shipping Co. (UASC) (S.A.G.) Confidential Service Contract No. 2006-FE-06-08.

2. Maersk Line Service Contract No. 129550, Proposal No. 2.1.

3. Cosco Container Lines Americas Inc., Service Contract No. HON06033 Amendment No . 3.

4. SINOLINES WESTBOUND Service Contract No. 2006-523.

5. ANL SINGAPORE PTE LTD; Amendment No. 3; Service Contract No. WB04FE022.

6. Hapag-Lloyd Container Linie GmbH, Boiler Plate, E.T. Publication 014, Rule 121 Service Contract No. S6NWE105.

LOAN CONTRACTS

1. United Commercial Bank: Commercial Security Agreement Loan No. 207-00518-0 Acct. No. 207005180.